Exhibit 23.4

July 24, 2020

KE HOLDINGS INC.(the “Company”)

Building Fudao, No.11 Kaituo Road,

Haidian District, Beijing 100085

People’s Republic of China

+(86) 10 5810 4689

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on July 24, 2020 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ CHEN Xiaohong
Name: CHEN Xiaohong